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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration
statement of Aristo International Corporation on Form S-1 (No. 333-    ) of our
report dated December 21, 1995, except as to Notes 5(b) and 12, for which the date is January 5, 1996, on our audits of the consolidated financial statements of Aristo International Corporation and Subsidiaries as of October 31, 1995 and 1994, and for the three years in the period ended
October 31, 1995 and the cumulative period from June 4, 1990 (inception) to October 31, 1995. We also consent to the reference to our firm under the caption "Experts."


New York, New York
October 16, 1996.